Exhibit 1A-11

Crystal Arthur, CPA
Certified Public Accountant
Licensed in the State of Indiana (License No. CP11500183)
Ellettsville, Indiana, United States

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

October 21, 2026

Board of Directors
Financial Agency Group
255 S Orange Avenue, Suite 104 #1261
Orlando, Florida 32801

I hereby consent to the inclusion in Post-Qualification Amendment No. 1 to the Offering Statement on Form 1-A (SEC File No. 024-12641) of Financial Agency Group (the “Company”), and in the offering circular forming a part thereof, of my report dated July 8, 2026, relating to the financial statements of the Company as of March 31, 2026 and March 31, 2025, and for the year ended March 31, 2026 and for the period from February 14, 2024 (inception) through March 31, 2025, which report appears in such offering circular.

I also consent to the reference to me under the heading “Experts” in such offering circular.

/s/ Crystal Arthur, CPA
Crystal Arthur, CPA
Ellettsville, Indiana
October 21, 2026